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                                                                    Exhibit 10.2




                               NINTH AMENDMENT TO
                      UNION TEXAS PETROLEUM HOLDINGS, INC.
                            EXECUTIVE SEVERANCE PLAN


         WHEREAS, Union Texas Petroleum Holdings, Inc. (the "Company") has heretofore adopted the Union Texas Petroleum Holdings, Inc. Executive Severance Plan (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan shall be and is hereby amended, effective as of September 5, 1997, as follows:

         1. Article I of the Plan shall be deleted and the following shall be substituted therefor:

                 "Article I - Purpose

                 This Plan has been created to provide severance benefits to the designated officers and key employees of UTP in the event of the termination of their employment in conjunction with a Change of Control."

         2. The last sentence of Section 2.02 of the Plan shall be deleted and the following shall be substituted therefor:

                 "Notwithstanding the foregoing, Annual Incentive Compensation with respect to a Participant to whom salary and benefit continuation is applicable following a Change of Control other than the transaction described in the second paragraph of
                 Section 2.04 hereof shall mean the greater of (i) the Participant's target percentage incentive compensation award in effect immediately prior to such Change of Control, or (ii) the Participant's target percentage incentive compensation award in effect immediately prior to the date of the event giving rise to such salary and benefit continuation times
                 (iii) Base Salary; provided, however, that if a Change of Control occurs after September 5, 1997, then solely for purposes of determining the amount of any payment of Annual Incentive Compensation with respect to any such Participant that is to be made in accordance with this Plan in January of the year following the Change of Control, Annual Incentive Compensation shall not be less than the incentive compensation award that would be applicable to such Participant for the year in which a Change of Control occurs with such award being determined at the time of the Change of Control and based upon the levels of objectives achieved by the Company at the time of the Change of Control.

         3. Section 2.08 of the Plan shall be deleted and the following shall be substituted therefor:
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                 "Participant - means an employee of UTP listed in Appendix A, and any other officer or key employee of UTP who has been designated as a Participant in the Plan by action of the Board of Directors of UTP."

         4. Article III of the Plan shall be deleted and the following shall be substituted therefor:

                 "Article III - Participation

                 Employees listed in Appendix A shall be Participants in the Plan. Prior to a Change of Control, any other employee who is either an officer of UTP, is in salary grade 17 and above, or reports directly to the Chairman of the Board and Chief Executive Officer of UTP may be designated as a Participant in the Plan by the Board of Directors of UTP. The benefits provided under the Plan are limited solely to Participants."

         5. The first sentence of Section 4.02(A) of the Plan shall be deleted and the following shall be substituted therefor:

                 "A Participant shall receive Base Salary, paid monthly, and an Annual Incentive Compensation, paid annually, for a period not less than twenty-four (24) nor greater than thirty-six (36) months, as specified in Appendix A or by the Board of Directors of UTP at the time the officer or key employee is designated as a Participant; provided, however, in the event of a Change of Control that occurs after September 5, 1997, a Participant shall receive Base Salary, paid monthly, and an Annual Incentive Compensation, paid annually, for a period of thirty-six (36) months."

         6. Section 4.02(C) of the Plan shall be deleted and the following shall be substituted therefor:

                 "C)      Pension Service Continuation - Under the terms of the
                 qualified pension plan covering Participant, the months of Salary Continuation for such Participant shall be recognized or if not permissible under such qualified pension plan comparable services shall be recognized under a non-qualified plan covering Participant."

         7. The following new Sections 4.02(D), (E) and (F) shall be added to the Plan:

                 "D)      Savings Plan Match - In the event of a Change of
                 Control that occurs after September 5, 1997, a Participant shall receive an amount equal to 24% of his Base Salary paid in a lump sum within thirty days
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                 following the termination of employment that entitles a
                 Participant to benefits under the Plan.

                 E) Outplacement Services - A Participant who becomes entitled to benefits under the Plan shall be entitled to receive Executive Outplacement Services in accordance with the Company's past practice for such outplacement services.

                 F) Tax Gross-Up - If it shall be determined that any payment to or for the benefit of a Participant pursuant to Sections 4.02(A) - (E) of the Plan or under any other plan or program of the Company (collectively, the "payments") would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) or any interest or penalties are incurred by a Participant with respect to such excise tax (such excise tax together with any such interest and penalties, the "Excise Tax"), such Participant shall receive an additional lump sum cash payment (a "Gross-Up Payment") such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Participant will retain an amount of the Gross-Up Payment equal to the Excise Tax on the payments."

         8. The last two sentences of Section 4.03 of the Plan shall be deleted.

         9. The third sentence of Section 4.05(B) of the Plan shall be deleted and the following shall be substituted therefor:

                 "It is specifically provided that any lump sum payment described in this Section 4.05(B) shall equal the total payments to be made or remaining to be made to a Participant pursuant to Section 4.02(A) without any reduction for the acceleration of such payments."

         10. As amended hereby, the Plan is respectfully ratified and reaffirmed.


                      UNION TEXAS PETROLEUM HOLDINGS, INC.



                      By /s/ JOHN L. WHITMIRE
                        -------------------------------------------------
                             John L. Whitmire
                             Chairman and Chief Executive Officer





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                                   APPENDIX A
                                       TO
                            EXECUTIVE SEVERANCE PLAN

                            AS OF SEPTEMBER 5, 1997

Whitmire, J. L. -- Chairman and Chief Executive Officer (36 months)

Krips, W. M. -- Senior Vice President (36 months)

Peabody, A. W. -- Senior Vice President (36 months)

Crain, Jr., A. R. -- Vice President and General Counsel (24 months)

Cunningham, R. A. -- Regional Vice President (24 months)

Kalmbach, L. D. -- Vice President and Chief Financial Officer (24 months)

Knight, J. E. -- Regional Vice President (24 months)

Markowitz, M. N. -- Vice President and Treasurer (24 months)

McMullan, D. M. -- Vice President and Controller (24 months)

Pierce, R. W. -- Vice President Exploration (24 months)

Wilson, III, N. W. -- Regional Vice President (24 months)

Zimmerman, J. M. -- Vice President Investor Relations (24 months)

Cox, C. L. -- Director Corporate Communications (24 months)

Dimick, M. C. -- Director Human Resources (24 months)

Frazier, R. J. -- General Manager Petrochemical Field Operations (24 months)

Hoffman, A. G. -- President Union Texas Pakistan (24 months)

Kennedy, J. E. -- Managing Director UTPL (24 months)

Latch, C. W. -- General Manager Union Texas Venezuela (24 months)


Change-In-Control
-----------------

In the event of a change-in-control after September 5, 1997, the above named participants shall be eligible for 36 months of salary continuation.